Exhibit 99.1

Marten Transport Announces Second Quarter Results and Declares Three-for-Two Stock Split and Regular Quarterly Dividend With a 50% Increase in Cash Payout

Reports highest operating income for any quarter in Company history

MONDOVI, Wis., July 16, 2020 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 19.4% improvement in net income to $18.1 million, or 33 cents per diluted share, for the second quarter ended June 30, 2020, from $15.2 million, or 28 cents per diluted share, for the second quarter of 2019. For the first six months of 2020, net income improved 10.8% to $31.9 million, or 58 cents per diluted share, from $28.7 million, or 52 cents per diluted share, for the first six months of 2019.

Marten Transport also announced today that its Board of Directors has declared a three-for-two stock split of the company’s common stock and a regular quarterly cash dividend of $0.04 per share of common stock. The stock split, while maintaining the current quarterly cash dividend amount per share, effectively increases the cash payout to stockholders by 50%.

Operating Results Comparison

	Percentage	Percentage
	Increase	Increase
	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2020 vs. 2019	2020 vs. 2019

Operating revenue	0.1%	4.8%

Operating revenue, net of fuel surcharges	4.7%	7.4%

Operating income	26.6%	14.9%

Net income	19.4%	10.8%

Operating revenue improved to $212.4 million for the second quarter of 2020 from $212.1 million for the second quarter of 2019, and improved 4.8% to $431.0 million for the first six months of 2020 from $411.1 million for the first six months of 2019. Excluding fuel surcharges, operating revenue improved 4.7% to $194.0 million for the 2020 quarter from $185.4 million for the 2019 quarter, and improved 7.4% to $387.4 million for the first six months of 2020 from $360.8 million for the first six months of 2019. Fuel surcharge revenue decreased to $18.3 million for the 2020 quarter from $26.7 million for the 2019 quarter and decreased to $43.6 million for the first six months of 2020 from $50.3 million for the first six months of 2019 due to significantly lower fuel prices.

Operating income improved 26.6% to a record $25.3 million for the second quarter of 2020 from $19.9 million for the second quarter of 2019. This quarter’s operating income was the highest for any quarter in Marten’s history, and was also a record excluding a $3.0 million, or 4 cents per diluted share, benefit from reduced net fuel expense as a percentage of revenue from the second quarter of 2019 to 2020. Operating income improved 14.9% to $43.3 million for the first six months of 2020 from $37.7 million for the first six months of 2019.

Operating expenses as a percentage of operating revenue improved to 88.1% for the second quarter of 2020 from 90.6% for the second quarter of 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.0% from 89.2%.

Operating expenses as a percentage of operating revenue improved to 90.0% for the first six months of 2020 from 90.8% for the first six months of 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 88.8% from 89.6%.

Chairman and Chief Executive Officer Randolph L. Marten said, “To each of our over 4,100 talented, hard-working drivers, maintenance personnel and employees across all functions and regions, you should be extremely proud of the strong results that you consistently drive, and of the record operating income in the second quarter that you earned. I sure am. Within an environment of significantly fluctuating customer freight volumes, we improved our Truckload miles per tractor by 4.8% over the second quarter of 2019 through our adaptive, continual redeployment of our drivers to match the changing freight demand by lane while minimizing empty miles. We plan on pursuing profitable growth opportunities in the second half of this year. We embrace our responsibility to keep our valued employees safe and healthy as they each contribute to our transporting and distributing the food, beverages and other consumer goods essential to millions of people in North America.”

“I am also pleased to announce this stock split which reflects our continued strong financial condition. The increased number of outstanding shares should increase trading activity, or float, in our common stock while our stockholders benefit from the 50% increase in our quarterly dividend cash payout.”

The three-for-two stock split of the company’s common stock will be effected in the form of a stock dividend payable on August 13, 2020 to stockholders of record as of July 30, 2020. Holders of the company’s common stock will receive an additional one-half share for each outstanding share of common stock held as of the record date. The stock split will increase the number of outstanding shares of common stock from approximately 55.1 million to approximately 82.7 million shares.

The regular quarterly cash dividend of $0.04 per share of common stock will be payable on September 30, 2020 to stockholders of record at the close of business on September 16, 2020. This is Marten’s 41st consecutive quarterly cash dividend. With the payment of this dividend, Marten will have paid a total of $93.6 million in cash dividends, including special dividends totaling $52.1 million in 2019 and 2012, since the dividend program was implemented in 2010.

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and current expectations concerning future payment of dividends. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,323	$31,461
Receivables:
Trade, net	83,854	90,712
Other	12,639	11,055
Prepaid expenses and other	22,906	20,938
Total current assets	194,722	154,166

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	920,608	904,237
Accumulated depreciation	(276,412)	(263,843)
Net property and equipment	644,196	640,394
Other noncurrent assets	1,916	2,026
Total assets	$840,834	$796,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,176	$22,917
Insurance and claims accruals	35,834	31,729
Accrued and other current liabilities	25,569	21,680
Total current liabilities	87,579	76,326
Deferred income taxes	123,285	122,022
Noncurrent operating lease liabilities	572	649
Total liabilities	211,436	198,997

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 55,107,805 shares at June 30, 2020, and 54,703,466 shares at December 31, 2019, issued and outstanding	551	547
Additional paid-in capital	83,816	79,465
Retained earnings	545,031	517,577
Total stockholders’ equity	629,398	597,589
Total liabilities and stockholders’ equity	$840,834	$796,586

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2020	2019	2020	2019

Operating revenue	$212,384	$212,090	$431,030	$411,113

Operating expenses (income):
Salaries, wages and benefits	73,476	68,613	146,237	132,137
Purchased transportation	36,165	38,668	76,610	76,917
Fuel and fuel taxes	20,868	30,952	49,165	58,629
Supplies and maintenance	11,833	11,502	24,061	22,623
Depreciation	25,972	23,462	51,399	46,005
Operating taxes and licenses	2,615	2,438	5,254	4,771
Insurance and claims	11,633	9,862	23,917	19,737
Communications and utilities	1,977	1,950	3,962	3,900
Gain on disposition of revenue equipment	(2,216)	(1,230)	(3,771)	(2,778)
Other	4,805	5,929	10,908	11,495

Total operating expenses	187,128	192,146	387,742	373,436

Operating income	25,256	19,944	43,288	37,677

Other	(13)	(395)	(110)	(673)

Income before income taxes	25,269	20,339	43,398	38,350

Income taxes expense	7,135	5,149	11,546	9,614

Net income	$18,134	$15,190	$31,852	$28,736

Basic earnings per common share	$0.33	$0.28	$0.58	$0.53

Diluted earnings per common share	$0.33	$0.28	$0.58	$0.52

Dividends declared per common share	$0.04	$0.03	$0.08	$0.06

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$85,966	$83,215	$2,751	3.3%
Truckload fuel surcharge revenue	8,234	12,807	(4,573)	(35.7)
Total Truckload revenue	94,200	96,022	(1,822)	(1.9)

Dedicated revenue, net of fuel surcharge revenue	67,076	56,160	10,916	19.4
Dedicated fuel surcharge revenue	8,351	10,850	(2,499)	(23.0)
Total Dedicated revenue	75,427	67,010	8,417	12.6

Intermodal revenue, net of fuel surcharge revenue	18,542	17,527	1,015	5.8
Intermodal fuel surcharge revenue	1,759	3,076	(1,317)	(42.8)
Total Intermodal revenue	20,301	20,603	(302)	(1.5)

Brokerage revenue	22,456	28,455	(5,999)	(21.1)

Total operating revenue	$212,384	$212,090	$294	0.1%

Operating income:
Truckload	$11,036	$8,045	$2,991	37.2%
Dedicated	11,452	7,700	3,752	48.7
Intermodal	954	1,536	(582)	(37.9)
Brokerage	1,814	2,663	(849)	(31.9)
Total operating income	$25,256	$19,944	$5,312	26.6%

Operating ratio:
Truckload	88.3%	91.6%
Dedicated	84.8	88.5
Intermodal	95.3	92.5
Brokerage	91.9	90.6
Consolidated operating ratio	88.1%	90.6%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$169,823	$163,382	$6,441	3.9%
Truckload fuel surcharge revenue	19,509	24,362	(4,853)	(19.9)
Total Truckload revenue	189,332	187,744	1,588	0.8

Dedicated revenue, net of fuel surcharge revenue	131,235	105,084	26,151	24.9
Dedicated fuel surcharge revenue	19,229	19,651	(422)	(2.1)
Total Dedicated revenue	150,464	124,735	25,729	20.6

Intermodal revenue, net of fuel surcharge revenue	39,136	37,282	1,854	5.0
Intermodal fuel surcharge revenue	4,845	6,292	(1,447)	(23.0)
Total Intermodal revenue	43,981	43,574	407	0.9

Brokerage revenue	47,253	55,060	(7,807)	(14.2)

Total operating revenue	$431,030	$411,113	$19,917	4.8%

Operating income:
Truckload	$17,821	$15,600	$2,221	14.2%
Dedicated	19,985	13,215	6,770	51.2
Intermodal	2,260	3,930	(1,670)	(42.5)
Brokerage	3,222	4,932	(1,710)	(34.7)
Total operating income	$43,288	$37,677	$5,611	14.9%

Operating ratio:
Truckload	90.6%	91.7%
Dedicated	86.7	89.4
Intermodal	94.9	91.0
Brokerage	93.2	91.0
Consolidated operating ratio	90.0%	90.8%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Truckload Segment:
Revenue (in thousands)	$94,200	$96,022	$189,332	$187,744
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,829	$3,876	$3,821	$3,867
Average tractors(1)	1,727	1,652	1,710	1,634
Average miles per trip	557	532	558	546
Non-revenue miles percentage(2)	10.9%	11.1%	11.0%	11.2%
Total miles (in thousands)	42,833	39,077	83,872	76,313

Dedicated Segment:
Revenue (in thousands)	$75,427	$67,010	$150,464	$124,735
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,314	$3,460	$3,309	$3,424
Average tractors(1)	1,557	1,248	1,525	1,187
Average miles per trip	307	314	306	318
Non-revenue miles percentage(2)	0.8%	0.7%	0.8%	0.7%
Total miles (in thousands)	33,174	27,198	64,710	50,841

Intermodal Segment:
Revenue (in thousands)	$20,301	$20,603	$43,981	$43,574
Loads	8,693	8,430	18,430	17,681
Average tractors	98	81	99	84

Brokerage Segment:
Revenue (in thousands)	$22,456	$28,455	$47,253	$55,060
Loads	15,280	16,185	31,388	31,451

At June 30, 2020 and June 30, 2019:
Total tractors(1)	3,313	3,047
Average age of company tractors (in years)	1.8	1.9
Total trailers	5,364	5,437
Average age of company trailers (in years)	2.7	2.6
Ratio of trailers to tractors(1)	1.6	1.8

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2020	2019	2020	2019

Net cash provided by operating activities	$60,587	$37,473	$104,067	$75,101
Net cash (used for) investing activities	(22,558)	(39,034)	(59,190)	(45,770)
Net cash provided by (used for) financing activities	1,158	(1,173)	(1,015)	(3,302)

Weighted average shares outstanding:
Basic	55,018	54,616	54,914	54,585
Diluted	55,422	55,081	55,345	55,055

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 124 and 55 tractors as of June 30, 2020 and 2019, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.